The information in this Preliminary Terms Supplement is not complete and may be changed. We may not sell these Securities until the Final Terms Supplement,the Prospectus Supplement, the Product Supplement and the Prospectus (collectively, the "Offering Documents") are delivered in final form. The Offering Documents are not an offer to sell these Securities, and we are not soliciting offers to buy these Securities in any state where the offer or sale is not permitted.

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Â	Subject to Completion	Â
Dated February 5, 2016 PRELIMINARY TERMS SUPPLEMENT Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-204908

Preliminary Terms Supplement

UBS AG Trigger Phoenix Autocallable Optimization Securities

UBS AG $ Securities Linked to the shares of Market Vectors® Oil Services ETF due on or about February 12, 2018

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Indicative Terms

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Issuer	UBS AG, London Branch
Principal Amount	$10.00 per security. The Securities are offered at a minimum investment of 100 Securities at $10.00 per Security (representing a $1,000 investment) and integral multiples of $10.00 in excess thereof.
Term	Approximately 24 months, unless called earlier.
Underlying Equity	The shares of Market Vectors® Oil Services ETF
Contingent Coupon

If the closing price of the underlying equity is equal to or greater than the coupon barrier on any observation date, UBS will pay you the contingent coupon applicable to such observation date.

If the closing price of the underlying equity is less than the coupon barrier on any observation date, the contingent coupon applicable to such observation date will not be payable and UBS will not make any payment to you on the relevant coupon payment date.

The contingent coupon will be a fixed amount based upon equal quarterly installments at the per annum contingent coupon rate. Contingent coupons are not guaranteed and UBS will not pay you the contingent coupon for any observation date on which the closing price of the underlying equity is less than the coupon barrier. The table below sets forth each observation date and a hypothetical contingent coupon for the Securities. The table below assumes a contingent coupon rate of 9.92% per annum. The actual contingent coupon rate will be set at the time the trade is placed on the trade date. Amounts in the table below may have been rounded for ease of analysis.

Â	Observation Date*	Contingent Coupon (per security)
Â	05-May-2016	$0.2480
Â	05-Aug-2016	$0.2480
Â	07-Nov-2016	$0.2480
Â	06-Feb-2017	$0.2480
Â	05-May-2017	$0.2480
Â	07-Aug-2017	$0.2480
Â	06-Nov-2017	$0.2480
Â	05-Feb-2018	$0.2480
Â	*Observation dates are subject to the market disruption event provisions set forth in the Trigger Phoenix Autocallable Optimization Securities product supplement (“TPAOS product supplement”).
Contingent Coupon Rate	9.92% to 10.73% per annum (or approximately 2.480% to 2.683% per outstanding quarter). The actual contingent coupon rate will be set at the time the trade is placed on the trade date.
Automatic Call Feature

The Securities will be called automatically if the closing price of the underlying equity on any observation date is equal to or greater than the initial price. If the Securities are called on any observation date, UBS will pay you on the corresponding coupon payment date a cash payment per Security equal to your principal amount plus the contingent coupon otherwise due on such date pursuant to the contingent coupon feature. No further amounts will be owed to you under the Securities.

Payment at Maturity (per Security)

If the Securities are not called and the final price is equal to or greater than the trigger price and coupon barrier, UBS will pay you a cash payment per Security on the maturity date equal to your principal plus the contingent coupon otherwise due on the maturity date.

If the Securities are not called and the final price is less than the trigger price, UBS will pay you a cash payment on the maturity date of significantly less than the principal amount, if anything, resulting in a loss of principal that is proportionate to the decline of the underlying equity, for an amount equal to $10 + ($10 x underlying return).

Underlying Return	Final Price – Initial Price Initial Price	Â
Closing Price

On any trading day, the last reported sale price (or, in the case of NASDAQ, the official closing price) of the underlying equity during the principal trading session on the principal national securities exchange on which it is listed for trading, as determined by the calculation agent.

Initial Price	The closing price of the underlying equity on the trade date. The initial price is subject to adjustments in the case of certain corporate events, as described in the TPAOS product supplement.
Trigger Price/Coupon Barrier

Both 60.00% of the initial price of the underlying equity. The trigger price and coupon barrier are subject to adjustments in the case of certain corporate events, as described in the TPAOS product supplement.

Final Price	The closing price of the underlying equity on the final valuation date. The final price is subject to adjustment in the case of certain corporate events, as described in the TPAOS product supplement.
Trade Date	February 5, 2016
Settlement Date	February 10, 2016
Final Valuation Date	February 5, 2018. The final valuation date may be subject to postponement in the event of a market disruption event, as described in the TPAOS product supplement.
Maturity Date	February 12, 2018. The maturity date may be subject to postponement in the event of a market disruption event, as described in the TPAOS product supplement.
Coupon Payment Dates	Five business days following each observation date, except the coupon payment date for the final valuation date will be the maturity date.
CUSIP	[]
ISIN	[]
Valoren	[]
Tax Treatment

There is no tax authority that specifically addresses the tax treatment of the Securities. UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying equity and to treat any contingent coupon received by you (including on maturity or upon automatic call) as ordinary income in accordance with your regular method of accounting. Under this characterization you should generally recognize capital gain or loss upon the sale, automatic call, redemption or maturity of your Securities in an amount equal to the amount you receive at such time (other than with respect to any contingent coupon) and the amount that you paid for your Securities. However, it is possible that the Internal Revenue Service could assert that your Securities should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code of 1986, as amended. If your Securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, automatic call, redemption or maturity of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the shares of the exchange traded fund on the date that you purchased your Securities and sold such interest in the exchange traded fund on the date of the sale or maturity of the Securities. For greater detail and possible alternative tax treatments please see the section entitled “What Are the Tax Consequences of the Securities?” on page 12 of the prospectus supplement and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-47 of the TPAOS product supplement.

The estimated initial value based on an issuance size of approximately $100,000 of the Securities as of the trade date is expected to be between 94.17% and 96.67% of the issue price to the public for Securities linked to the underlying equity. The range of the estimated initial value of the Securities was determined on the date of this preliminary terms supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks - Fair value considerations” and “Key Risks - Limited or no secondary market and secondary market price considerations” in this preliminary terms supplement.

Notice to investors: the Securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full principal amount of the Securities at maturity, and the Securities can have downside market risk similar to the underlying equity. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” in this preliminary terms supplement, under "Key Risks" beginning on page 3 of the prospectus supplement and under ‘‘Risk Factors’’ beginning on page PS-15 of the TPAOS product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose some or all of your initial investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this preliminary terms supplement, the previously delivered prospectus supplement, the TPAOS product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

See "Additional Information about UBS and the Securities" in this preliminary terms supplement. The Securities we are offering will have the terms set forth in the Prospectus Supplement dated December 2, 2015 relating to the Securities, the TPAOS product supplement, the accompanying prospectus and this preliminary terms supplement.

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Offering of Securities	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
Â	Total	Per Security	Total	Per Security	Total	Per Security

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Market Vectors® Oil Services ETF	$100%	$1.50%	$98.50%

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UBS Financial Services Inc.

UBS Investment Bank

Additional Information About UBS and the Securities

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UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement and a prospectus supplement for the Securities) with the Securities and Exchange Commission, or SEC, for the offering for which this preliminary terms supplement relates. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

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You may access these documents on the SEC website at www.sec.gov as follows:

•	Prospectus supplement dated December 2, 2015
Â	http://www.sec.gov/Archives/edgar/data/1114446/000119312515393217/d89890d424b2.htm
•	TPAOS product supplement dated June 15, 2015
Â	http://www.sec.gov/Archives/edgar/data/1114446/000119312515222457/d941498d424b2.htm
•	Prospectus dated June 12, 2015:
Â	http://www.sec.gov/Archives/edgar/data/1114446/000119312515222010/d935416d424b3.htm

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References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Trigger Phoenix Autocallable Optimization Securities” or the “Securities” refer to the Securities that are offered hereby. Also, references to the “prospectus supplement” mean the UBS prospectus supplement, dated December 2, 2015, references to "TPAOS product supplement" mean the UBS product supplement, dated June 15, 2015, relating to the Securities generally, and references to the “accompanying prospectus” mean the UBS prospectus titled "Debt Securities and Warrants", dated June 12, 2015.

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This preliminary terms supplement, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” and in “Risk Factors” in the TPAOS product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before deciding to invest in the Securities

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UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

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Key Risks
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An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here and are comparable to the corresponding risks discussed in the "Key Risks" section of the prospectus supplement, but we urge you to read the more detailed explanation of risks relating to the Securities generally in ‘‘Risk Factors’’ section of the TPAOS product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

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Risk of loss at maturity - The Securities differ from ordinary debt securities in that UBS will not necessarily pay the full principal amount of the Securities at maturity. If the Securities are not called, UBS will repay you the principal amount of your Securities in cash only if the final price of the underlying equity is greater than or equal to the trigger price and will only make such payment at maturity. If the Securities are not called and the final price is less than the trigger price, you will be fully exposed to the negative underlying return and lose some or all of your initial investment in an amount proportionate to the decline in the price of the underlying equity.

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The contingent repayment of your principal applies only at maturity - You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the underlying equity price is above the trigger price.

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You may not receive any contingent coupons - UBS will not necessarily pay periodic contingent coupons on the Securities. If the closing price of the underlying equity on an observation date is less than the coupon barrier, UBS will not pay you the contingent coupon applicable to such observation date. If the closing price of the underlying equity is less than the coupon barrier on each of the observation dates, UBS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your Securities. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your Securities.

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Your potential return on the Securities is limited and you will not participate in any appreciation of the underlying equity - The return potential of the Securities is limited to the contingent coupon rate, regardless of the appreciation of the underlying equity. In addition, the total return on the Securities will vary based on the number of observation dates on which the requirements of the contingent coupon have been met prior to maturity or an automatic call. Further, if the Securities are called due to the automatic call feature, you will not receive any contingent coupons or any other payment in respect of any observation dates after the applicable call settlement date. Since the Securities could be called as early as the first observation date, the total return on the Securities could be minimal. If the Securities are not called, you will not participate in any appreciation in the price of the underlying equity even though you will be subject to the underlying equity’s risk of decline. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the underlying equity.

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Higher contingent coupon rates are generally associated with a greater risk of loss - Greater expected volatility with respect to the underlying equity reflects a higher expectation as of the trade date that the price of such underlying equity could close below its trigger price on the final valuation date of the Securities. This greater expected risk will generally be reflected in a higher contingent coupon rate for that Security. However, an underlying equity’s volatility can change significantly over the term of the Securities and the price of the underlying equity for your Securities could fall sharply, which could result in a significant loss of principal.

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Reinvestment risk - The Securities will be called automatically if the closing price of the underlying equity is equal to or greater than the initial price on any observation date. In the event that the Securities are called prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

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Credit risk of UBS - The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

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Market risk - The price of the underlying equity can rise or fall sharply due to factors specific to that underlying equity and (i) in the case of common stock or American depositary shares, its issuer (the "underlying equity issuer") or (ii) in the case of an exchange traded fund, the securities, futures contracts or physical commodities constituting the assets of that underlying equity. These factors include price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should make your own investigation into the underlying equity issuer and the underlying equity for your Securities. We urge you to review financial and other information filed periodically by the underlying equity issuer with the SEC.

•	Fair value considerations.
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The issue price you pay for the Securities will exceed their estimated initial value - The issue price you pay for the Securities will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the Securities by reference to our internal pricing models and it will be set forth in the final terms supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the price, volatility and expected dividends on the underlying equity, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date will be less than the issue price you pay for the Securities.

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The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value - The value of your Securities at any time will vary based on many factors, including the factors described above and in “- Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

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Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date - We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to pricing the Securities on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

•	Limited or no secondary market and secondary market price considerations.
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There may be little or no secondary market for the Securities - The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the Securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

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The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements - For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets for the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

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Price of Securities prior to maturity - The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the price of the underlying equity; the volatility of the underlying equity; the dividend rate paid on the underlying equity; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Securities.

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Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices - All other things being equal, the use of the internal funding rates described above under “- Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

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Owning the Securities is not the same as owning the underlying equity - The return on your Securities may not reflect the return you would realize if you actually owned the underlying equity. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying equity over the term of your Securities. Furthermore, the underlying equity may appreciate substantially during the term of your Securities and you will not participate in such appreciation.

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No assurance that the investment view implicit in the Securities will be successful - It is impossible to predict whether and the extent to which the price of the underlying equity will rise or fall. The price of the underlying equity will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer of the underlying equity. You should be willing to accept the risks of owning equities in general and the underlying equity in particular, and the risk of losing some or all of your initial investment.

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There is no affiliation between the underlying equity issuer, or for Securities linked to exchange traded funds, the issuers of the constituent stocks comprising the underlying equity (the "underlying equity constituent stock issuers"), and UBS, and UBS is not responsible for any disclosure by such issuer(s) - We and our affiliates may currently, or from time to time in the future engage in business with the underlying equity issuer or, if applicable, any underlying equity constituent stock issuers. However, we are not affiliated with the underlying equity issuer or any underlying equity constituent stock issuers and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should make your own investigation into the underlying equity issuer or, if applicable, each underlying equity constituent stock issuer. Neither the underlying equity issuer nor any underlying equity constituent stock issuer is involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. Such issuer(s) have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

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The calculation agent can make adjustments that affect the payment to you at maturity- For certain corporate events affecting the underlying equity, the calculation agent may make adjustments to the initial price, the coupon barrier, the trigger price and/or the final price of the underlying equity. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the TPAOS product supplement as necessary to achieve an equitable result. In the case of common stock or American depositary shares, following certain corporate events relating to the issuer of the underlying equity where the issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the common stock or American depositary share of a successor to the underlying equity issuer in combination with any cash or any other assets distributed to holders of the underlying equity in such corporate event. Additionally, if the issuer of the underlying equity becomes subject to (i) a reorganization event whereby the underlying equity is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates or (iii) an underlying equity is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on the common stock or American depositary shares issued by another company. In the case of an exchange traded fund, following a suspension from trading or if an exchange traded fund is discontinued, the amount you receive at maturity may be based on a share of another exchange traded fund. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-34 of the TPAOS product supplement. Regardless of any of the events discussed above, any payment on the Securities is subject to the creditworthiness of UBS.

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The value of the underlying equity may not completely track the value of the securities in which such exchange traded fund invests –– The underlying equity may be an exchange traded fund, and although the trading characteristics and valuations of such underlying equity will usually mirror the characteristics and valuations of the securities in which such exchange traded fund invests, its value may not completely track the value of such securities. The value of the underlying equity will reflect transaction costs and fees that the securities in which that exchange traded fund invests do not have. In addition, although the underlying equity may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying equity or that there will be liquidity in the trading market.

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Fluctuation of NAV –– The net asset value (the "NAV") of an exchange traded fund may fluctuate with changes in the market value of such exchange traded fund’s securities holdings. The market prices of the underlying equity may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the underlying equity may differ from its NAV per share; the underlying equity may trade at, above or below its NAV per share.

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Failure of the underlying equity to track the level of the underlying index –– The underlying equity may be an exchange traded fund. Such underlying equity may be designed and intended to track the level of a specific index (an "underlying index"), but various factors, including fees and other transaction costs, may prevent the underlying equity from correlating exactly with changes in the level of such underlying index. Accordingly, the performance of the underlying equity may not be equal to the performance of its underlying index.

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Potential UBS impact on the market price of the underlying equity - Trading or transactions by UBS or its affiliates in the underlying equity and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying equity may adversely affect the market price of the underlying equity and, therefore, the market value of your Securities.

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Potential conflict of interest - UBS and its affiliates may engage in business with the issuer of the underlying equity, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine whether the final price is below the trigger price and accordingly the payment at maturity on your Securities. The calculation agent may also postpone the determination of the final price and the maturity date if a market disruption event occurs and is continuing on the final valuation date and may make adjustments to the initial price, the trigger price, the coupon barrier, the final price and/or the underlying equity itself for certain corporate events affecting the underlying equity. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-34 of the TPAOS product supplement. As UBS determines the economic terms of the Securities, including the contingent coupon rate, trigger price and coupon barrier, and such terms include hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

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Potentially inconsistent research, opinions or recommendations by UBS - UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying equity to which the Securities are linked.

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Under certain circumstances, the Swiss Financial Market Supervisory Authority (FINMA) has the power to take actions that may adversely affect the Securities - Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

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Dealer incentives - UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay total underwriting compensation of 1.50% per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.

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Uncertain tax treatment - Significant aspects of the tax treatment of the Securities are uncertain. You should read carefully the sections entitled "What are the Tax Consequences of the Securities" in the prospectus supplement and “Supplemental U.S. Tax Considerations” beginning on page PS-47 of the TPAOS product supplement and consult your tax advisor about your tax situation.

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Risks associated with an investment concentrated in a single commodity sector - The OIH Fund is linked exclusively to the price of oil. An investment in securities linked to the performance of the OIH Fund lacks diversification and does not have the benefit of other offsetting components which may increase when other components are decreasing. The price of oil may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. Because the securities are linked to the price of a single commodity, they carry greater risk and may be more volatile than a security linked to the prices of multiple commodities or a broad based commodity index.

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The Securities are subject to risks associated with the gas and oil service sector - Oil service companies depend upon the level of activity in oil and gas exploration and production for their revenues. Negative short-term and long-term trends in oil and gas prices affect the level of this activity. Factors that contribute to the volatility of oil and gas prices include the ability of the Organization of Petroleum Exporting Countries (OPEC) to set and maintain production levels and pricing, the level of production in non-OPEC countries, the demand for oil and gas, which is negatively impacted by economic downturns, the policies of various governments regarding exploration and development of oil and gas reserves; advances in exploration and development technology, and the political environment of oil-producing regions. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, may decrease the market price of oil service stocks. There can also be no assurance that any future terrorist attacks or other acts of war will not have a negative effect on the market price of oil service stocks. Similar declines in crude oil prices may adversely affect the business of the companies included in the OIH Fund. As a result of fluctuations in the trading prices of the companies included in the OIH Fund, the trading price of the OIH Fund has fluctuated significantly.

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The value of the Market Vectors® Oil Services ETF (the "OIH Fund") is not necessarily representative of the oil industry - The OIH Fund may not consist of securities issued only by companies involved in the oil service industry. In addition, the market price of the OIH Fund may not necessarily follow the price movements of the entire oil service industry generally. As a result of industry developments, reorganizations, or market fluctuations affecting issuers of the securities comprising the OIH Fund, the OIH Fund may not necessarily be a diversified investment in the oil service industry. In addition, reconstitution events, distributions of securities by an issuer or other events, which may result in distributions of securities from, or the inclusion of additional securities in, the OIH Fund may also reduce diversification.

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There are risks associated with an investment concentrated in a single commodity and the underlying equity does not measure the performance of the price of oil - The OIH Fund is linked exclusively to the price of oil. An investment in securities linked to the performance of the OIH Fund lacks diversification and does not have the benefit of other offsetting components which may increase when other components are decreasing. The price of oil may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. Because the securities are linked to the price of a single commodity, they carry greater risk and may be more volatile than a security linked to the prices of multiple commodities or a broad based commodity index. Further, the underlying equity measures the performance of shares of oil companies and not the price of oil specifically. Therefore, the underlying equity may under- or over-perform the price of oil over the short-term or long-term.

Information about the Underlying Equity

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All disclosures regarding the underlying equity are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying equity. You should make your own investigation into the underlying equity.

The underlying equity will be registered under the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of the underlying equity with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the issuer of the underlying equity under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

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Market Vectors® Oil Services ETF

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We have derived all information contained herein regarding the Market Vectors® Oil Services ETF (the "OIH Fund") from publicly available information. Such information reflects the policies of, and is subject to change by the Market Vectors ETF Trust (the "Trust"), Van Eck Securities Corporation and Van Eck Associates Corporation ("Van Eck"). UBS has not undertaken an independent review or due diligence of any publicly available information regarding the OIH Fund.

The OIH Fund is an investment portfolio maintained and managed by the Trust and advised by Van Eck. The Trust is a registered open-end investment company that consists of numerous separate investment portfolios, including the OIH Fund. The OIH Fund seeks to replicate the price and yield performance of the Market Vectors US Listed Oil Services 25 Index (the "Index") by investing in a portfolio of securities that generally replicates the Index. The Index is a rules-based index intended to track the overall performance of 25 of the largest U.S. listed, publicly traded oil services companies.

The OIH Fund was formed under an investment management agreement, dated as of December 20, 2011 among the Trust, Van Eck, other depositors and the owners of the depositary receipts of the OIH Fund. The OIH Fund is classified as a "non-diversified" investment company under the Investment Company Act of 1940. The depositary receipts of the Fund are separate from the common stocks that the OIH Fund invests in.

As of February 18, 2015, the net expense ratio of the OIH Fund is expected to accrue at an annual rate of 0.35% of the OIH Fund's average daily net asset value. Expenses of the OIH Fund reduce the net value of the assets held by the OIH Fund and, therefore, reduce value of the shares of the OIH Fund.

As of February 18, 2015, the OIH Fund's five largest company holdings include: Schlumberger Limited (19.77%), Halliburton Company (11.79%), National Oilwell Varco, Inc. (7.62%), Baker Hughes Incorporated (5.45%) and Cameron International Corporation (4.76%).

In making your investment decision you should review the prospectus related to the OIH Fund, dated May 1, 2014 filed by the Trust ("the OIH Fund Prospectus") available at:

http://www.sec.gov/Archives/edgar/data/1137360/000093041314002168/c77368_485bpos.htm

In addition, the OIH Fund Prospectus is available on OIH Fund's website as indicated below. In making your investment decision you should pay particular attention to the sections of the OIH Fund Prospectus entitled "Principal Risks of Investing in the Fund" and "Additional Information About the Fund's Investment Strategies and Risks." UBS has not undertaken an independent review or due diligence of any publicly available information regarding the OIH Fund Prospectus, and such information is not incorporated by reference in, and should not be considered part of, these Terms or any accompanying prospectus.

The OIH Fund's website is http://www.vaneck.com/funds/OIH.aspx. Shares of the OIH Fund are listed on NYSE Arca under ticker symbol "OIH." OIH was formed under an investment management agreement on December 20, 2011 and therefore has limited historical performance.

Information filed by the Trust with the SEC under the Securities Act of 1933, the Investment Company Act of 1940 and/or the Securities Exchange Act of 1934, as applicable, can be found by reference to its SEC file number: 333-123257 and 811-10325.

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Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary terms supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for OIH Fund's shares, based on daily closing prices on the primary exchange for OIH Fund. We obtained the closing prices below from Bloomberg Professional service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. OIH Fund's closing price on February 4, 2016 was $24.04. The actual initial price will be the closing price of OIH Fund's shares on the trade date. Past performance of the underlying equity is not indicative of the future performance of the underlying equity.

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Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close

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12/21/2011	12/30/2011	$38.82	$37.71	$38.28

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01/03/2012	03/30/2012	$44.69	$38.89	$40.62

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04/02/2012	06/29/2012	$41.23	$33.06	$35.64

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07/02/2012	09/28/2012	$43.36	$35.34	$40.20

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10/01/2012	12/31/2012	$41.48	$36.61	$38.68

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01/02/2013	03/28/2013	$44.86	$39.73	$42.94

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04/01/2013	06/28/2013	$45.66	$39.68	$42.78

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07/01/2013	09/30/2013	$48.33	$43.31	$47.08

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10/01/2013	12/31/2013	$50.82	$46.82	$48.07

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01/02/2014	03/31/2014	$50.33	$44.71	$50.33

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04/01/2014	06/30/2014	$57.76	$49.04	$57.76

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07/01/2014	09/30/2014	$57.68	$49.61	$49.61

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10/01/2014	12/31/2014	$48.20	$33.97	$35.92

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01/02/2015	03/31/2015	$36.84	$31.73	$33.71

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04/01/2015	06/30/2015	$39.04	$33.97	$34.90

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07/01/2015	09/30/2015	$33.87	$26.61	$27.48

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10/01/2015	12/31/2015	$32.54	$25.72	$26.45

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01/04/2016*	02/04/2016*	$26.71	$21.35	$24.04

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* As of the date of this preliminary terms supplement available information for the first calendar quarter of 2016 includes data for the period from January 4, 2016 through February 4, 2016. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2016.

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The graph below illustrates the performance of OIH Fund's shares for the period indicated, based on information from Bloomberg. The solid line represents a hypothetical trigger price and coupon barrier of $14.49, which is equal to 60.00% of an intra-day price on February 5, 2016. The actual trigger price and coupon barrier will be based on the closing price of OIH Fund's shares on the trade date. Past performance of the underlying equity is not indicative of the future performance of the underlying equity.

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Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

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We will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover of the final terms supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Securities. UBS Securities LLC will agree to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of the final terms supplement.

Conflicts of Interest - Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a "conflict of interest" in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation - The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 1 month after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks - Fair value considerations” and “Key Risks - Limited or no secondary market and secondary market price considerations” in this preliminary terms supplement.

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You should rely only on the information incorporated by reference or provided in this preliminary terms supplement, the accompanying prospectus supplement, the product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this preliminary terms supplement is accurate as of any date other than the date on the front of the document.	Conflicts of Interest ...................................................................................	75
Validity of the Securities .............................................................................	76
Experts .......................................................................................................	76
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TABLE OF CONTENTS

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Preliminary Terms Supplement	Â	Â
Indicative Terms ...................................................................................	1
Additional Information About UBS and the Securities ...........................	3
Key Risks...............................................................................................	4
Information about the Underlying Equity ..............................................	7
Market Vectors® Oil Services ETF .................................	7
Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any) ..................................................................................... Â	Â 9	Â
Prospectus Supplement	Â	Â
Â Investment Description ..........................................................................	Â i

$ •

UBS AG Trigger Phoenix

Autocallable Optimization

Securities due on or about February 12, 2018

Features ................................................................................................	i
Security Offering ...................................................................................	i
Additional Information About UBS and the Securities ............................	ii
Investor Suitability .................................................................................	1
Summary Terms ....................................................................................	2
Investment Timeline ..............................................................................	2
Key Risks ...............................................................................................	3
Hypothetical Examples of How the Securities Might Perform .................	8
What are the Tax Consequences of the Securities ?...............................	10
Information About the Underlying Equity ..............................................	13
Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any) .......................................................................................	Â 13
Annex A – Form of Final Terms Supplement ..........................................	A-2
Annex B – UBS Equity Investor - Investment Guide ................................ Â	B-2	Â
Product Supplement	Â	Preliminary Terms Supplement dated February 5, 2016 (To Prospectus Supplement dated December 2, 2015, Product Supplement dated June 15, 2015 and Prospectus dated June 12, 2015)
Â Product Supplement Summary ..............................................................	Â PS-1
Hypothetical Payment Amounts on Your Securities ...............................	PS-14
Risk Factors ...........................................................................................	PS-15
General Terms of the Securities .............................................................	PS-30
Use of Proceeds and Hedging ................................................................	PS-47	Â
Supplemental U.S. Tax Considerations ...................................................	PS-48	Â
Certain ERISA Considerations .................................................................	PS-56	Â
Supplemental Plan of Distribution (Conflict of Interest) ........................... Â	PS-57	Â
Prospectus	Â	Â
Â Introduction ..........................................................................................	Â 1	Â
Cautionary Note Regarding Forward-Looking Statements .....................	3	Â
Incorporation of Information About UBS AG .........................................	4	Â
Where You Can Find More Information ................................................	5	Â
Presentation of Financial Information ....................................................	6	Â
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others .......................................................................	6	Â
UBS .........................................................................................................	7	Â
Swiss Regulatory Powers .........................................................................	10	Â
Use of Proceeds ......................................................................................	11

UBS Investment Bank

UBS Financial Services Inc.

Description of Debt Securities We May Offer ..........................................	12
Description of Warrants We May Offer ...................................................	32
Legal Ownership and Book-Entry Issuance ..............................................	47
Considerations Relating to Indexed Securities .........................................	52
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency .......................................................	Â 55
U.S. Tax Considerations ...........................................................................	58	Â
Tax Considerations Under the Laws of Switzerland .................................	69	Â
Benefit Plan Investor Considerations .......................................................	71	Â
Plan of Distribution ..................................................................................	73	Â